UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2014

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 3, 2014, Northern Power Systems Corp. (“the Company”) issued updated audited financial statements as of and for the years ended December 31, 2013 and 2012. The previously issued financial statements for such periods were included in Amendment No. 2 to the Registration Statement on Form 10 (File No. 001-36317) filed by Wind Power Holdings, Inc., the predecessor to the Company, on April 14, 2014. These financial statements filed with the Form 10 disclosed a going concern uncertainty in Note 1 to the financial statements and the report of our independent registered public accounting firm included an emphasis of matter paragraph regarding this going concern uncertainty. A subsequent cash infusion of $22.3 million, as a result of a reverse takeover and private placement of equity securities which were completed on April 16, 2014, mitigated the going concern uncertainty. These transactions were reported to the Commission in a Current Report on Form 8-K on April 23, 2014, as amended by a Form 8-K/A filed June 25, 2014. A copy of the reissued financial statements with an updated report of our independent registered public accounting firm is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Northern Power Systems Corp. Audited Financial Statements (reissued) for the years ended December 31, 2013 and 2012 for the predecessor company Wind Power Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: September 3, 2014	By:	/s/ Elliot J. Mark
		Name:	Elliot J. Mark
		Title:	Vice President and General Counsel

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